Exhibit 10.3

CASH MANAGEMENT AGREEMENT

Dated: as of June 11, 2012

among

110 WILLIAM, LLC
as Borrower

and

UBS REAL ESTATE SECURITIES INC.
as Lender

and

WELLS FARGO BANK, N.A.
as Cash Management Bank

and

SWIG EQUITIES, LLC
as Manager

CASH MANAGEMENT AGREEMENT
THIS CASH MANAGEMENT AGREEMENT (this "Agreement"), is entered into as of June 11, 2012, among 110 WILLIAM, LLC, a Delaware limited liability company ("Borrower"), having an address at c/o Swig Equities, LLC, 110 William Street, 1st Floor, New York, New York 10038, WELLS FARGO BANK, N.A., a national association ("Cash Management Bank"), having an address at 1901 Harrison Street, 2nd Floor, Oakland, CA 94612, UBS REAL ESTATE SECURITIES INC., a Delaware corporation ("Lender"), having an address at 1285 Avenue of the Americas, New York, New York 10019 and SWIG EQUITIES, LLC, a New York limited liability company ("Manager"), having an address at 110 William Street, 1st Floor, New York, New York 10038.
W I T N E S S E T H:
WHEREAS, pursuant to a certain Loan Agreement (the "Loan Agreement") dated the date hereof between Borrower and Lender, Lender has made a loan to Borrower in the principal amount of$141,500,000.00;
WHEREAS, pursuant to the Security Instrument and the Assignment of Leases, Borrower has granted to Lender a security interest in all of Borrower's right, title and interest in, to and under the Rents, and has assigned and conveyed to Lender all of Borrower's right, title and interest in, to and under the Rents due and to become due to Borrower or to which Borrower is now or may hereafter become entitled, arising out of the Property or any part or parts thereof;
WHEREAS, Borrower, Manager, Lender and Clearing Bank have entered into that certain Clearing Account Agreement of even date herewith, pursuant to which the Clearing Bank shall receive and process all Rents and shall transfer by wire transfer or via the ACH System to the Cash Management Account on each Business Day all amounts constituting available funds on deposit in the Clearing Account;
NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. As used herein, the following terms shall have the following definitions:
"ACH System" shall mean the automated clearinghouse system.
"Account Documentation" shall have the meaning set forth m Section 7 .17 hereof.
"Allocation Letter" shall have the meaning set forth in Section 3.2 hereof.

"Borrower's Operating Account" shall mean that certain account described on Exhibit B hereto, as the same may be modified from time to time by Borrower upon at least five (5) Business Days written notice to Cash Management Bank and Lender.
"Capital Expenditure Subaccount" shall have the meaning set forth in Section 2.He) hereof.
"Cash Management Account" shall have the meaning set forth in Section 2.1 hereof.
"Cash Management Fee Subaccount" shall have the meaning set forth m Section 2.Hc) hereof.
"Clearing Account" shall mean that certain collection account established by Borrower with Clearing Account Bank into which Borrower and Manager shall cause all Rents to be deposited in accordance with the terms and conditions of the Clearing Account Agreement.
"Clearing Account Agreement" shall mean that certain Deposit Account Control Agreement (Hard Lockbox), dated as of the date hereof, among Borrower, Lender and Clearing Bank.
"Clearing Bank" shall mean Wells Fargo Bank, National Association, together with its successors and assigns.
"Collateral" shall have the meaning set forth in Section 4.2 hereof.
"Debt Service Subaccount" shall have the meaning set forth in Section 2. Hd) hereof.
"Delinquency Subaccount" shall have the meaning set forth in Section 2. l(g) hereof.
"Designee" shall mean the Servicer or other agent of Lender designated by, and acting for the benefit of, Lender. Lender shall provide notice of such designation to Borrower and Cash Management Bank. This Agreement shall constitute written notice to Borrower and Cash Management Bank that, until further written notice from Lender, the Servicer's name and address is as set forth in Section 7.8 hereof.
"Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody's rating of at least "Baa3" and that, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.lO(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.
"Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's, and "F-1" by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "A+" by S&P, "A2" by Moody's and "AA-" by Fitch.
"Excess Cash Flow Subaccount" shall have the meaning set forth in Section 2.1 (i) hereof.
"Extraordinary Expense Subaccount" shall have the meaning set forth in Section 2. l(i) hereof.
"Insurance Subaccount" shall have the meaning set forth inSection 2.l(b) hereof.
"Minimum Balance" shall have the meaning set forth in Section 2.1 hereof.
"Obligations" shall have the meaning set forth in Section 4.2 hereof.
"Operating Expense Subaccount" shall have the meaning set forth in Section 2.l(h) hereof.
"Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any Certificate Administrator under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(a)    obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;
(b)     federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (i) "A-1+" (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated "AAA" (or the equivalent) by S&P, and that (1) is at least "adequately capitalized" (as defmed in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (ii) in one of the following Moody's rating categories: (1) for maturities less than one month, a long-term rating of "A2" or a short-term rating of "P-1 '', (2) for maturities between one and three months, a long-

term rating of "Al" and a short-term rating of "P-1 ", (3) for maturities between three months to six months, a long-term rating of "Aa3" and a short-term rating of "P-1" and (4) for maturities over six months, a long-term rating of "Aaa" and a short-term rating of "P-1", or such other ratings approved by Lender, or, after a Securitization, as confirmed in a Rating Agency Confirmation and (c) in one of the following DBRS rating categories: (1) for maturities less than three months, a short term rating by DBRS ofR-1 (high) and (2) for maturities greater than three months, a long-term rating by DBRS of AAA;
(c)     deposits that are fully insured by the Federal Deposit Insurance Corp. ("FDIC");
(d)     commercial paper rated (i) "A-1 +" (or the equivalent) by S&P and having a maturity of not more than 365 days, (ii) in one of the following Moody's rating categories: (1) for maturities less than one month, a long-term rating of"A2" or a short-term rating of"P-1", (2) for maturities between one and three months, a long-term rating of "Al" and a short-term rating of "P-1", (3) for maturities between three months to six months, a long-term rating of"Aa3" and a short-term rating of "P-1" and (4) for maturities over six months, a long-term rating of "Aaa" and a short-term rating of "P-1" and (c) in one of the following DBRS rating categories: (1) for maturities less than six months, a short-term rating by DBRS of R-l(high) and (2) for maturities greater than six months, a long-term rating by DBRS of AAA;
(e)     any money market funds that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a) above, (ii) seek to maintain a constant net asset value per share, and (iii) has the highest rating obtainable from S&P and Moody's; and
(f)     such other investments approved by Lender, or, after a Securitization, as to which each Rating Agency shall have delivered a Rating Agency Confirmation. Notwithstanding the foregoing, "Permitted Investments" (w) shall exclude any security with the S&P's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (x) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (y) shall only include instruments that qualify as "cash flow investments" (within the meaning of Section 860G(a)(6) of the Code); and (z) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the Business Day preceding the day before the date such amounts are required to be applied hereunder.
"Rollover Subaccount" shall have the meaning set forth in Section 2.1(f) hereof.

"Subaccount" shall have the meaning set forth in Section 2.1 hereof.
"Tax Subaccount" shall have the meaning set forth in Section 2.1(a) hereof.
"UCC" shall have the meaning set forth in the Section 4.2(a)(iv) hereof.
ARTICLE II
THE ACCOUNTS
Section 2.1        Establishment of Accounts. As of the date hereof, Borrower and Cash Management Bank have established an Eligible Account with Cash Management Bank bearing account number 4126134279 (the "Cash Management Account") into which, pursuant to the Clearing Account Agreement, Clearing Bank shall transfer by wire transfer or via the ACH System on each Business Day all amounts constituting available funds on deposit in the Clearing Account, which Cash Management Account shall be maintained for the remainder of the term of the Loan. The Cash Management Account shall at all times have a minimum balance of $5,000.00 (the "Minimum Balance"). If at any time during the term of the Loan, the balance in the Cash Management Account is less than the Minimum Balance, Borrower shall immediately deposit into the Cash Management Account sufficient funds to meet the Minimum Balance requirement. The following subaccounts (each a "Subaccount") of the Cash Management Account shall be maintained on a ledger-entry basis:
(a)    A Subaccount into which funds sufficient to pay the next Monthly Tax Deposit to the Tax Account in accordance with the terms and conditions of Section 6.2 of the Loan Agreement shall be deposited (the "Tax Subaccount");
(b)    A Subaccount into which funds sufficient to pay the next Monthly Insurance Deposit to the Insurance Account in accordance with the terms and conditions of Section 6.3 of the Loan Agreement shall be deposited (the "Insurance Subaccount");
(c)     A Subaccount into which funds sufficient to pay the fees and expenses of Cash Management Bank then due an payable to Cash Management Bank in accordance with the terms of this Agreement shall be deposited (the "Cash Management Fee Subaccount");
(d)     A Subaccount into which funds sufficient to pay the next Monthly Debt Service Payment Amount shall be deposited (the "Debt Service Subaccount");
(e)     A Subaccount into which funds sufficient to pay the next Monthly Capital Expenditure Deposit to the Capital Expenditure Account in accordance with the terms and conditions of Section 6.4 of the Loan Agreement shall be deposited (the "Capital Expenditure Subaccount");
(f)     A Subaccount into which funds sufficient to pay the next Monthly Rollover Deposit to the Rollover Account in accordance with the terms and conditions of Section 6.5 of the Loan Agreement shall be deposited (the "Rollover Subaccount");
(g)     A Subaccount into which funds sufficient to pay any interest accruing at the Default Rate (without duplication with clause (d) above), late payment charges and any other amounts then due and payable under the Loan Documents shall be deposited (the "Delinquency Subaccount");
(h)     A Subaccount into which funds sufficient to pay for Operating Expenses for the applicable period incurred in accordance with an Approved Annual Budget and as set forth in a request for payment submitted by Borrower to Lender specifying the individual Operating Expenses in form and substance reasonably acceptable to Lender shall be deposited (the "Operating Expense Subaccount");
(i)     A Subaccount into which funds sufficient to pay for Extraordinary Expenses for the applicable period approved by Lender, if any (the "Extraordinary Expense Subaccount"); and
(j)     A Subaccount into which all Excess Cash Flow shall be deposited in accordance with the provisions of the Loan Agreement and this Agreement (the "Excess Cash Flow Subaccount").
Section 2.2     Additional Subaccounts. Upon Lender's request, Cash Management Bank will establish any additional subaccounts which may be required by Lender from time to time in connection with any payments otherwise required by the Loan Agreement, the Note or other Loan Documents. Borrower hereby agrees that Lender may modify this Agreement for the purpose of establishing such additional sub-accounts and all costs and expenses for establishing and maintaining such accounts shall be paid by Borrower.
Section 2.3     Account Name. The Cash Management Account shall be entitled "110 William, LLC for the benefit of UBS Real Estate Securities Inc." In the event Lender transfers or assigns the Loan, Cash Management Bank, at Lender's request, shall change the name of the Cash Management Account to the name of the transferee or assignee. In the event Lender retains a Servicer to service the Loan, Cash Management Bank, at Lender's request, shall change the name of the Cash Management Account to the name of Servicer, as agent for Lender.
Section 2.4     Eligible Accounts/Characterization of Accounts. Borrower and Cash Management Bank shall maintain the Cash Management Account as an Eligible Account. The Cash Management Account is and shall be treated as a "securities account" as such term is defined in Section 8-SOl(a) of the UCC and control of the Cash Management Account shall be vested in Lender in accordance with Section 9-104 of the UCC. In the event that balances in the Cash Management Account are uninvested and maintained as cash, the Cash Management Account shall be treated as a "deposit account" as such term is defined in Section 9-102(a) of the UCC. Cash Management Bank hereby agrees that each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to the Cash Management Account shall be treated as a "financial asset" within the meaning of Section 8-102( a )(9) of the UCC. Cash Management Bank shall, subject to the terms of this Agreement, treat Lender as entitled to exercise the rights that comprise any financial asset credited to the Cash Management Account. All securities or other property underlying any financial assets credited to the Cash Management Account shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to the Cash Management Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.
Section 2.5    Permitted Investments. Sums on deposit in the Cash Management Account shall be invested in Permitted Investments as may be directed by Lender. Absent express investment direction from Lender, account balances shall be uninvested and maintained as cash. All income earned on the funds in the Cash Management Account shall belong to Lender. Borrower acknowledges and agrees that funds on deposit in the Cash Management Account shall not constitute Reserve Funds. Investment of funds on the deposit in the Cash Management Account and entitlement to income thereon shall be governed by this Section 2.5. Investment of Reserve Funds and entitlement to income thereon shall be governed by the terms and conditions of the Loan Agreement.
ARTICLE III
DEPOSITS AND DISBURSEMENTS
Section 3.1    Application of Cash Management Funds to Subaccounts. Provided no Event of Default shall have occurred and is continuing, commencing on the first Business Day following the date hereof and on each Business Day thereafter, Cash Management Bank shall apply all funds on deposit in the Cash Management Account (less the Minimum Balance) to the following Subaccounts in the following amounts and order of priority as per written instructions from Lender or Designee:
(a)    First, funds sufficient to pay the next Monthly Tax Deposit to the Tax Account in accordance with the terms and conditions of Section 6.2 of the Loan Agreement shall be deposited into the Tax Subaccount;
(b)    Second, funds sufficient to pay the next Monthly Insurance Deposit to the Insurance Account in accordance with the terms and conditions of Section 6.3 of the Loan Agreement shall be deposited into the Insurance Subaccount;
(c)    Third, funds sufficient to pay the fees and expenses of Cash Management Bank then due and payable to Cash Management Bank in accordance with this Agreement shall be deposited into the Cash Management Fee Subaccount;
(d)    Fourth, funds sufficient to pay the next Monthly Debt Service Payment Amount shall be deposited into the Debt Service Subaccount;
(e)    Fifth, funds sufficient to pay the next Monthly Capital Expenditure Deposit to the Capital Expenditure Account in accordance with the terms and conditions of Section 6.4 of the Loan Agreement shall be deposited into the Capital Expenditure Subaccount;
(f)    Sixth, funds sufficient to pay the next Monthly Rollover Deposit to the Rollover Account in accordance with the terms and conditions of Section 6.5 of the Loan Agreement shall be deposited into the Rollover Subaccount;

(g)    Seventh, funds sufficient to pay any interest accruing at the Default Rate (without duplication with clause (d) above), late payment charges and any other amounts then due and payable under the Loan Documents shall be deposited into the Delinquency Subaccount;
(h)    Eighth, funds sufficient to pay for Operating Expenses for the applicable period incurred in accordance with an Approved Annual Budget (subject to a five percent (5%) variance for any line item in the Approved Annual Budget), provided, that during a Cash Sweep Event Period or a Mezzanine Cash Sweep Event Period, such funds shall only be disbursed up to an amount equal to the lesser of (A) the actual cost of the individual Operating Expense and (B) the budgeted amount of such individual Operating Expense as set forth in such Approved Annual Budget, in the case of each of the foregoing clauses (A) and (B), as set forth in a request for payment submitted by Borrower to Lender specifying the individual Operating Expenses in form and substance reasonably acceptable to Lender shall be deposited into the Operating Expense Subaccount;
(i)    Ninth, funds sufficient to pay for Extraordinary Expenses for the applicable period approved by Lender (or for which Lender's approval is not required), if any, shall be deposited into the Extraordinary Expense Subaccount;
(j)    Tenth, funds sufficient to pay the next monthly installment of Mezzanine Debt Service shall be remitted to the Mezzanine Lender;
(k)    Eleventh, for the period commencing on the Closing Date through the Monthly Payment Date occurring in July, 2016, the remaining amount shall be deposited into the Rollover Account (i) until such time that the aggregate amount so deposited, together with the Initial Rollover Reserve Deposit Amount, the Monthly Rollover Deposits deposited from time to time after the Closing Date and the interest accrued on all such Rollover Funds, shall equal or exceed in the aggregate $18,500,000, or (ii) during a Cash Sweep Event Period (regardless of the aggregate amounts that have been deposited pursuant to the preceding clause (i));
(l)    Twelfth, all amounts not otherwise required to be deposited into any other Subaccount pursuant to the terms of this Agreement shall be deposited into the Excess Cash Flow Subaccount to be disbursed in accordance with Section 3.2(j).
Section 3.2    Disbursements. At least one (1) Business Day prior to the Monthly Payment Date, Lender or Designee shall deliver to Cash Management Bank an allocation letter with instructions regarding the disbursement of funds on deposit in the Cash Management Account ("Allocation Letter"). On each Monthly Payment Date, Cash Management Bank shall withdraw all funds on deposit in the Cash Management Account (less the Minimum Balance) and disburse such funds pursuant to the Allocation Letter as follows:
(a)    Disbursements from the Tax Subaccount. Cash Management Bank shall disburse funds on deposit in the Tax Subaccount to Designee for deposit into the Tax Account in accordance with the terms and conditions of Section 6.2 of the Loan Agreement;
(b)    Disbursement from the Insurance Subaccount. Cash Management Bank shall disburse funds on deposit in the Insurance Subaccount to Designee for deposit into the

Insurance Account in accordance with the terms and conditions of Section 6.3 of the Loan Agreement;
(c)    Disbursement from the Cash Management Fee Subaccount. Cash Management Bank shall disburse funds on deposit in the Cash Management Fee Subaccount to itself for payment of sums then due and payable to Cash Management Bank in accordance with this Agreement;
(d)    Disbursement from the Debt Service Subaccount. Cash Management Bank shall disburse funds on deposit in the Debt Service Subaccount to Designee for the payments set forth in Section 2.3 of the Loan Agreement;
(e)    Disbursement from the Capital Expenditure Subaccount. Cash Management Bank shall disburse funds on deposit in the Capital Expenditure Subaccount to Designee for deposit into the Capital Expenditure Account in accordance with the terms and conditions of Section 6.4 of the Loan Agreement;
(f)    Disbursements from the Rollover Subaccount. Cash Management Bank shall disburse funds on deposit in the Rollover Subaccount to Designee for deposit into the Rollover Account in accordance with the terms and conditions of Section 6.5 of the Loan Agreement;
(g)    Disbursements from the Delinquency Subaccount. Cash Management Bank shall disburse funds on deposit in the Delinquency Subaccount to Designee for payment of any interest accruing at the Default Rate, late payment charges or any other amounts then due and payable under the Loan Documents;
(h)    Disbursements from the Operating Expense Subaccount. Cash Management Bank shall disburse funds in the Operating Expense Subaccount to Borrower for payment of Operating Expenses for the applicable period approved by Lender;
(i)    Disbursements from the Extraordinary Expense Subaccount. Cash Management Bank shall disburse funds in the Extraordinary Expense Subaccount to Borrower for payment of Extraordinary Expenses for the applicable period approved by Lender; and
(j)    Disbursements from the Excess Cash Flow Subaccount. Cash Management Bank shall disburse funds in the Excess Cash Flow Subaccount (i) following Cash Management Bank's receipt of notice from Lender or Designee that a Cash Sweep Event Period has occurred and is continuing, to Designee for deposit into the Excess Cash Flow Account to be held and applied in accordance with the terms and conditions of Sections 6. 7 of the Loan Agreement and (ii) if Cash Management Bank has received no notice that a Cash Sweep Event Period has occurred and is continuing, on each Monthly Payment Date and on the twenty-first (21st) day of each calendar month (unless such day is not a Business Day then on the next succeeding Business Day) (A) in the event a Mezzanine Cash Sweep Event Period shall be continuing, transferred to the Mezzanine Lender to be applied in accordance with the Mezzanine Loan Documents, or (B) in the event no Mezzanine Cash Sweep Event Period shall be continuing, to Borrower's Operating Account.

ARTICLE IV
PLEDGE OF ACCOUNTS
Section 4.1    Sole Dominion and Control. Borrower and Manager acknowledge and agree that the Cash Management Account and all Subaccounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Cash Management Bank, subject to the terms hereof. Neither Borrower nor Manager shall have the right of withdrawal with respect to the Cash Management Account. Cash Management Bank shall have the right and agrees to comply with instructions originated by Lender with respect to the disposition of funds in the Cash Management Account without the further consent of Borrower or Manager or any other Person. Cash Management Bank shall comply with all "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender directing transfer or redemptions of any financial asset relating to the Cash Management Account without further consent by Borrower or any other Person. Both this Agreement and the Cash Management Account (as well as the securities entitlement related thereto) shall be governed by the laws of the State of New York. Regardless of any provision of any other agreement, for purposes of the UCC, New York shall be deemed the jurisdiction of Cash Management Bank, as securities intermediary.
Section 4.2    Security for Obligations. (a) To secure the full and punctual payment and performance of all obligations of Borrower now or hereafter existing with respect to the Loan, whether for principal, interest, fees, expenses or otherwise, and all obligations of Borrower now or hereafter existing under the Loan Agreement, the Note, the Security Instrument, this Agreement and all other Loan Documents (all such obligations, collectively, the "Obligations"), Borrower hereby grants to Lender a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the "Collateral"):
(i)    the Cash Management Account and all cash, checks, drafts,certificates and instruments, if any, from time to time deposited or held in the Cash Management Account, including, without limitation, all deposits or wire transfers made to the Cash Management Account;
(ii)    any and all amounts invested in Permitted Investments;
(iii)    all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
(iv)    to the extent not covered by clauses (i), (ii) or (iii) above, all "proceeds" (as defined under the Uniform Commercial Code as in effect in the State of New York (the "UCC")) of any or all of the foregoing.
(b)    Lender, its authorized agents or designees, including Cash Management Bank, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

(c)    All statements and reports prepared by Cash Management Bank with respect to the Cash Management Account shall to be sent to Borrower and Lender or Designee no less frequently than monthly.
Section 4.3    Rights on Default. Upon the occurrence of an Event of Default, Lender shall promptly notify Cash Management Bank in writing of such Event of Default and, without notice from Cash Management Bank or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lender or Cash Management Bank to transfer excess funds from) the Cash Management Account or Subaccounts, (b) Lender may direct Cash Management Bank to liquidate and transfer any amounts then invested in Permitted Investments to the Cash Management Account or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Cash Management Bank, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Collateral, and ( c) Lender may apply any Collateral to any Obligations in such order of priority as Lender may determine in its sole discretion.
Section 4.4    Financing Statement; Further Assurances. Simultaneously herewith, Borrower shall deliver to Lender for filing a financing statement or statements in connection with the Collateral in the form required by Lender to properly perfect Lender's security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Cash Management Bank or Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Cash Management Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
Section 4.5    Termination of Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon payment and performance in full of the Obligations, this Agreement shall terminate and Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Cash Management Bank and/or Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the lien hereof.
ARTICLEV
RIGHTS AND DUTIES OF LENDER AND AGENT
Section 5.1    Reasonable Care. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Cash Management Bank nor Lender shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Cash Management Bank and Lender each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Cash Management Bank or Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Cash Management Bank or Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Cash Management Bank's or Lender's gross negligence or willful misconduct, provided that nothing in this Article V shall be deemed to relieve Cash Management Bank from the duties and standard of care which, as a commercial bank, it generally owes to depositors. Neither Lender nor Cash Management Bank shall have any liability for any loss or the amount of income resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement and the Loan Agreement.
Section 5.2    Indemnitv. Cash Management Bank, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Cash Management Bank shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Cash Management Bank and Lender, their respective employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Cash Management Bank or Lender in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Cash Management Bank's or Lender's gross negligence or willful misconduct.
Section 5.3    Reliance. Cash Management Bank shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature reasonably believed by it to be genuine, and it may be assumed that any person purporting to act on behalf of Borrower giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Cash Management Bank may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Cash Management Bank shall not be liable to Borrower for any act or omission done or omitted to be done by Cash Management Bank in reliance upon any instruction, direction or certification received by Cash Management Bank and without gross negligence or willful or reckless misconduct.
Section 5.4    Resignation of Cash Management Bank. (a) Cash Management Bank shall have the right to resign as Cash Management Bank hereunder upon thirty (30) days' prior written notice to Borrower and Lender, and in the event of such resignation, Lender shall appoint a successor Cash Management Bank which must be an Eligible Institution. No such resignation by Cash Management Bank shall become effective until a successor cash management bank shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Cash Management Bank hereunder. If no such successor cash management bank is appointed within sixty (60) days after receipt of the resigning Cash Management Bank's notice of resignation, the resigning Cash Management Bank shall disburse available funds on deposit in the Cash Management Account to an account designated in writing by Lender.

(b)    In connection with any resignation by Cash Management Bank, (i) the resigning Cash Management Bank shall, at the sole cost of Borrower, (A) duly assign, transfer and deliver to the successor cash management bank this Agreement and all cash and Permitted Investments held by it hereunder, (B) execute and/or authorize such financing statements and other instruments as may be necessary to assign to the successor cash management bank the security interest in the Collateral existing in favor of the retiring Cash Management Bank hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Lender or the successor cash management bank in connection with the foregoing, (ii) the successor cash management bank shall establish in its name, as secured party, cash collateral accounts, which shall become the Cash Management Account for purposes of this Agreement upon the succession of such cash management bank and (iii) Borrower shall cooperate with Lender to issue new joint instructions to the Clearing Account Bank with respect to the transfer of funds to such successor cash management bank. Cash Management Bank shall have the right to deduct from the final disbursement of funds from the Cash Management Account any amounts that are then due and owing to Cash Management Bank under this Agreement, including, without limitation, cash management fees and Bank Fees incurred during the month in which the Agreement is terminated but not yet billed to the Cash Management Account, as well as any reasonable and customary costs and expenses anticipated in connection with the termination of this Agreement.
(c)    Lender at its sole discretion shall have the right, upon thirty (30) days notice to Cash Management Bank and Borrower, to substitute Cash Management Bank with a successor cash management bank that satisfies the requirements of an Eligible Institution or to have the Cash Management Account held by another Eligible Institution, provided that such successor cash management bank shall become a party to, and perform the duties of Cash Management Bank pursuant to the terms of this Agreement or execute and deliver a replacement Cash Management Agreement having terms and provisions substantially similar to this Agreement.
(d)    Borrower's obligation to make payments due to Cash Management Bank, as well as the indemnifications made, and the limitations on liability of Cash Management Bank accepted by Borrower and Lender under this Agreement will continue after the termination of this Agreement or resignation by Cash Management Bank, as applicable, with respect to all circumstances to which they are applicable, existing or occurring before such termination, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination will also survive such termination.
Section 5.5    Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender or Cash Management Bank (as agent of Lender) may deem necessary or desirable to more fully vest in Lender and Cash Management Bank (as agent of Lender), the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If Borrower fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after notice of such failure is given to Borrower, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender and Cash Management Bank in connection therewith shall be paid by Borrower.
Section 5.6    Acknowledgment of Lien/Offset Rights. Cash Management Bank hereby acknowledges and agrees that (a) the Cash Management Account shall be held by Cash Management Bank in the name of Lender, (b) all funds held in the Accounts shall be held for the benefit of Lender, (c) Borrower has granted to Lender a first priority security interest in the Collateral, (d) Cash Management Bank shall not disburse any funds from the Cash Management Account or any Subaccount except as provided herein, and ( e) Cash Management Bank shall invest and reinvest any balance of the Cash Management Account in Permitted Investments as Lender shall so direct as provided herein. Cash Management Bank hereby waives any right of offset, banker's lien or similar rights against, or any assignment of, or security interest or other interest in, the Collateral.
ARTICLE VI
REMEDIES
Section 6.1    Remedies. Upon the occurrence of an Event of Default, Lender or Cash Management Bank, as agent for Lender, may:
(a)    without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof;
(b)    in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law; and
(c)    demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Lender may determine in its sole discretion.
Section 6.2    Waiver. Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Borrower acknowledges and agrees that ten (10) days' prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.
ARTICLE VII
MISCELLANEOUS
Section 7 .1    Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted to Cash Management Bank, as agent for Lender, under this Agreement.
Section 7.     Lender's Right to Perform Borrower's Obligations; No Liability of Lender. If Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period of ten (10) Business Days after Borrower's receipt of written notice thereof from Lender, Lender may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender. Notwithstanding Lender's right to perform certain obligations of Borrower, it is acknowledged and agreed that Borrower retains control of the Property and operation thereof and notwithstanding anything contained herein or Cash Management Bank's or Lender's exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, neither Cash Management Bank nor Lender shall be deemed to be a mortgagee-in-possession nor shall Lender be subject to any liability with respect to the Property or otherwise based upon any claim of lender liability.
Section 7.3    Waiver. The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Cash Management Bank or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Cash Management Bank and/or Lender hereunder or by law may be exercised by Cash Management Bank and/or Lender at any time and from time to time, and as often as Cash Management Bank and/or Lender may deem it expedient. Any and all of Cash Management Bank's and/or Lender's rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Borrower under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other concession or accommodation granted by the Cash Management Bank and/or Lender in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Cash Management Bank and/or Lender in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Cash Management Bank and/or Lender, shall constitute a waiver thereof, or limit, impair or prejudice Cash Management Bank's and/or Lender's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.
Section 7.4    Expenses. (a) Borrower shall pay to Cash Management Bank and Lender and/or Cash Management Bank's and Lender's counsel on demand, from time to time, all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Cash

Management Bank and/or Lender under this Agreement, the Loan Agreement, the Note, the Security Instrument, or the other Loan Documents.
(b)    Cash Management Bank shall be entitled to charge the Cash Management Account (to be paid in accordance with Section 3.2(c)) for such fees and charges pursuant to a separate Fee Agreement between Borrower and Cash Management Bank (the "Fee Agreement"), a form of which is attached hereto as Exhibit A. Notwithstanding the foregoing, Cash Management Bank shall have no right to charge, set-off or otherwise apply any portion of the Collateral against any amounts owed Cash Management Bank by Borrower or Lender other than Cash Management Bank's right to collect fees and expenses owed to Cash Management Bank pursuant to the Fee Agreement in accordance with the terms and provisions of this Agreement.
Section 7.5    Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.
Section 7.6    No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.
Section 7.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.
Section 7.8    Notices. All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a ''Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 7.8. Any such Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax (if the sender thereof shall have confirmation thereof and a hard copy is also sent by mail to the recipient) or delivery by hand or the next day if sent by an overnight commercial courier addressed to the parties as follows:

If to Lender:	USB Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention: Transaction Management -
Henry Chung
Facsimile No.: (212) 821-2943

with a copy to:	Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Timothy A. Stafford, Esq.
Facsimile No.: (212) 698-3599

If to Borrower:	110 William, LLC
c/o Swig Equities, LLC
110 William Street, 1st Floor
New York, New York 10038
Attn: Kent M. Swig
Fax No.: (212) 508-7610

With a copy to:	Fried, Frank, Harris, Shriver, & Jacobson
LLP
One New York Plaza
New York, New York 10004
Attn: Robert Sorin, Esq.
Fax No.: (212) 859-4000

With a copy to:	Silverpeak Real Estate Partners
1330 6th Street Avenue, Suite 1200
New York, New York 10019
Attention: Anthony Juliano
Facsimile No.: (212) 716-2065

With a copy to:	Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Thomas P. McGovern, Esq.
Facsimile No.: (212) 903-3623

If to Manager:	Swig Equities, LLC
110 William Street, 1st Floor
New York, New York 10038
Attn: Kent M. Swig
Fax No.: (212) 508-7610

With a copy to:	Fried, Frank, Harris, Shriver, & Jacobson
LLP
One New York Plaza
New York, New York 10004
Attn: Robert Sorin, Esq.
Fax No.: (212) 859-4000

If to Cash Management Bank:	Wells Fargo Bank, N.A.
1901 Harrison Street, 2nd Floor

Oakland, California 94618
Attn: CMS Cash Management Servicing
Fax No.: 866-359-5954

If to Servicer:	Midland Loan Services
10851 Mastin, Suite 700
Overland Park, Kansas 66210
Attn: Jon Porter
Fax No.: 913-253-9708
Section 7.9    Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
Section 7.10    Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO TIDS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEWYORK, COUNTY OF NEW YORK, PURSUANT TO SECTIONS-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HA VE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

United Corporate Services, Inc.,
874 Walker Road, Suite C
Dover, Delaware, 19904

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 7.11    Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which, taken together, shall constitute this Agreement.
Section 7.12    Interpleader. If Cash Management Bank, at any time in good faith, is in doubt as to the action it should take under this Agreement, it shall have the right to commence, at Borrower's expense, an interpleader action in any United States district court in the State of New York and to take no further action except in accordance with joint instructions from Borrower and Lender or in accordance with the final order of the court in such action.
Section 7.13    Conflicts. In the event of any conflict between the provisions of this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall control.
Section 7.14    Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.
Section 7.15    Exculpation. The provisions of Section 11.22 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
(a)    Notwithstanding anything to the contrary contained herein, as between Cash Management Bank and Borrower only, (i) the covenants, agreements and obligations of Borrower under this Agreement shall bind only Borrower's interest in the Property and (ii) no personal liability or responsibility is assumed by, or shall be asserted by Cash Management Bank against Borrower nor shall any recourse be had by Cash Management Bank beyond Borrower's interest in the Property or be enforceable by Cash Management Bank against Borrower on account of this Agreement or anything contained herein.
Section 7.16    TRIAL BY JURY. THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF TIDS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF TIDS WAIVER.
Section 7.17    Account Documentation. Except as specifically provided in this Agreement, Lender and Borrower agree that the Cash Management Account (including the Subaccounts) will be subject to, and Cash Management Bank's operation of the Cash Management Account (including the Subaccounts) will be in accordance with, the terms of Cash Management Bank's applicable deposit account agreement and other related account documentation governing the Cash Management Account (including the Subaccounts) (collectively, the "Account Documentation"). Borrower agrees, upon Cash Management Bank's request, to promptly execute and deliver the Account Documentation to Cash Management Bank. The parties agree that, in the event of a conflict between this Agreement and the Account Documentation, this Agreement shall control.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written,

BORROWER:

110 WILLIAM, LLC.
a Delaware limited liability company

By:    110 William Mezz, LLC.
a Delaware limited liability company,
its sole equity member

By:    110 William Mezz Parent, LLC.
a Delaware limited liability company,
its sole equity member

By:    SE 110 William Management, LLC.
a New York limited liability company,
its managing member

By: /s/ Kent M. Swig
Name: Kent M. Swig
Title: Managing Member

[Signatures continue on next page]

[Signature Page to Cash Management Agreement]

LENDER:

UBS REAL ESTATE SECURITIES, INC., a Delaware
corporation

By: /s/ Timothy McGuire
Name: Timothy McGuire
Title: Director

By: /s/ Maryann Fisher
Name: Maryann Fisher
Title: Director

[Signatures continue on next page]

[Signature Page to Cash Management Agreement]

CASH MANAGEMENT BANK:

WELLS FARGO BANK, N.A.,
a national banking association

By: /s/ Perry J. Monroe
Name: Perry J. Monroe
Title: Vice President

[Signatures continue on next page]

[Signature Page to Cash Management Agreement]

MANAGER:

SWIG EQUITIES, LLC.
a New York limited liability company

By: /s/ Kent M. Swig
Name: Kent M. Swig
Title: Managing Member

[Signature Page to Cash Management Agreement]

EXHIBIT A
FEE AGREEMENT

FEE AGREEMENT
June 11, 2012

Lender:	USB REAL ESTATE SECURITIES INC.
Borrower:	110 WILLIAM, LLC
Services Offered:	Cash Collateral Services
Loan Size:	$141,500,000.00
Anticipated Close Date:	June 11, 2012

Acceptance Fee..............................................................................................................................................W AIVED
This one-time fee is payable upon closing and includes the review of this Agreement and supporting documentation
Monthly Servicing Administration Fee...........................................................................................$300.00 I month*
Monthly Treasury Account Fee ..................................................................................$125.00 I month** (estimate)
*The Monthly Servicing Administration Fee is subject to change in Agent's reasonable discretion (i) upon the occurrence of a trigger or cash sweep event, or (ii) pursuant to Agent's then current fee structure for the servicing and administration of accounts of this type, provided that the minimum monthly servicing and administration fee shall not be less than $300 I month_
**The Monthly Treasury Account Fee is an estimate of the treasury services fees incurred on a monthly basis and includes the following: treasury account maintenance fee, credit/disbursement fees, account analysis and statement fee and online treasury reporting fee.
Out-of-Pocket Expenses
Fees quoted do not include any out-of-pocket expenses including, but not limited to, expenses of foreign depositaries, stationery, overnight courier, and messenger costs. These expenses will be billed, at our cost, when incurred. In the event the transaction terminates before closing, all out-of-pocket expenses incurred will be billed to the account.

EXH. A

EXHIBIT B

BORROWER'S OPERATING ACCOUNT

Bank:    Capital One Bank
Account Name:    110 William LLC
ABA Routing Number:    021407912
Account Number:     9654009506

A-2